Exhibit 10.9

RENREN, INC.

RESTRICTED SHARE UNIT AGREEMENT

Pursuant to your Restricted Share Unit (RSU) Grant Notice (the “Grant Notice”) and this Restricted Share Unit Agreement (the “RSU Agreement”), Renren, Inc. (the “Company”) has awarded you, in consideration for your past or future services actually or to be rendered to the Company, the number of shares of the Company’s Common Stock indicated in your Grant Notice indicated in your Grant Notice (the “Award”). The Award is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in this RSU Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this RSU Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your RSU, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.Vesting. Your RSU will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

2.Transferability. Except as otherwise provided in this Section 10, your RSU is not transferable and shall not be subjected to any lien (directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy), except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

(a)Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your RSU to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the RSU is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

(b)Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your RSU pursuant to the terms of a domestic relations order as defined in Section 414(p) of the Code, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this RSU with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement.

Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle RSU, designate a third party who, on your death, will thereafter be entitled to receive the Common Stock. In the absence of such a designation, your executor or administrator of your estate will be entitled to receive, on behalf of your estate, the Common Stock.

3.Right of First Refusal. Shares of Common Stock that you acquire upon vesting of your RSU are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right; provided, however, that if there is no right of first refusal described in the Company’s bylaws at such time, the right of first refusal described below will apply. The Company’s right of first refusal will expire on the first date upon which any security of the Company is

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listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system (the “Listing Date”).

(a)Prior to the Listing Date, you may not validly Transfer (as defined below) any shares of Common Stock acquired upon vesting of your RSU, or any interest in such shares, unless such Transfer is made in compliance with the following provisions:

(i)Before there can be a valid Transfer of any shares of Common Stock or any interest therein, the record holder of the shares of Common Stock to be transferred (the “Offered Shares”) will give written notice (by registered or certified mail) to the Company. Such notice will specify the identity of the proposed transferee, the cash price offered for the Offered Shares by the proposed transferee (or, if the proposed Transfer is one in which the holder will not receive cash, such as an involuntary transfer, gift, donation or pledge, the holder will state that no purchase price is being proposed), and the other terms and conditions of the proposed Transfer. The date such notice is mailed will be hereinafter referred to as the “Notice Date” and the record holder of the Offered Shares will be hereinafter referred to as the “Offeror.” If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding Common Stock which is subject to the provisions of your RSU, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares of Common Stock acquired upon vesting of your RSU will be immediately subject to the Company’s Right of First Refusal (as defined below) with the same force and effect as the shares subject to the Right of First Refusal immediately before such event.

(ii)For a period of 30 calendar days after the Notice Date, or such longer period as may be required to avoid the classification of your RSU as a liability for financial accounting purposes, the Company will have the option to purchase all (but not less than all) of the Offered Shares at the purchase price and on the terms set forth in Section 3(a)(iii) (the Company’s “Right of First Refusal”). In the event that the proposed Transfer is one involving no payment of a purchase price, the purchase price will be deemed to be the Fair Market Value of the Offered Shares as determined in good faith by the Board in its discretion. The Company may exercise its Right of First Refusal by mailing (by registered or certified mail) written notice of exercise of its Right of First Refusal to the Offeror prior to the end of said 30 days (including any extension required to avoid classification of the RSU as a liability for financial accounting purposes).

(iii)The price at which the Company may purchase the Offered Shares pursuant to the exercise of its Right of First Refusal will be the cash price offered for the Offered Shares by the proposed transferee (as set forth in the notice required under Section 3(a)(i)), or the Fair Market Value as determined by the Board in the event no purchase price is involved. To the extent consideration other than cash is offered by the proposed transferee, the Company will not be required to pay any additional amounts to the Offeror other than the cash price offered (or the Fair Market Value, if applicable). The Company’s notice of exercise of its Right of First Refusal will be accompanied by full payment for the Offered Shares and, upon such payment by the Company, the Company will acquire full right, title and interest to all of the Offered Shares.

(iv)If, and only if, the option given pursuant to Section 3(a)(ii) is not exercised, the Transfer proposed in the notice given pursuant to Section 3(a)(i) may take place; provided, however, that such Transfer must, in all respects, be exactly as proposed in said notice except that such Transfer may not take place either before the 10th calendar day after the expiration of the 30 day option exercise period or after the ninetieth 90th calendar day after the expiration of the 30 day option exercise period, and if such Transfer has not taken place prior to said 90th day, such Transfer may not take place without once again complying with this Section 3(a). The option exercise periods in this Section 3(a)(iv) will be adjusted to include any extension required to avoid the classification of your option as a liability for financial accounting purposes.

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(b)As used in this Section 3, the term “Transfer” means any sale, encumbrance, pledge, gift or other form of disposition or transfer of shares of Common Stock or any legal or equitable interest therein; provided, however, that the term Transfer does not include a transfer of such shares or interests by will or intestacy to your Immediate Family (as defined below). In such case, the transferee or other recipient will receive and hold the shares of Common Stock so transferred subject to the provisions of this Section, and there will be no further transfer of such shares except in accordance with the terms of this Section 3. As used herein, the term "Immediate Family" will mean your spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of you or your spouse, or the spouse of any child, adopted child, grandchild or adopted grandchild of you or your spouse.

(c)None of the shares of Common Stock purchased on vesting of your RSU will be transferred on the Company’s books nor will the Company recognize any such Transfer of any such shares or any interest therein unless and until all applicable provisions of this Section 11 have been complied with in all respects. The certificates of stock evidencing shares of Common Stock purchased on vesting of your RSU will bear an appropriate legend referring to the transfer restrictions imposed by this Section 3.

(d)To ensure that the shares subject to the Company’s Right of First Refusal will be available for repurchase by the Company, the Company may require you to deposit the certificates evidencing the shares that you acquire upon vesting of your RSU with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of vesting of your RSU, the Company reserves the right at any time to require you to so deposit the certificates in escrow. As soon as practicable after the expiration of the Company’s Right of First Refusal, the agent will deliver to you the shares and any other property no longer subject to such restriction. In the event the shares and any other property held in escrow are subject to the Company’s exercise of its Right of First Refusal, the notices required to be given to you will be given to the escrow agent, and any payment required to be given to you will be given to the escrow agent. Within 30 days after payment by the Company for the Offered Shares, the escrow agent will deliver the Offered Shares that the Company has repurchased to the Company and will deliver the payment received from the Company to you.

4.RSU not a Service Contract. Your RSU is not an employment or service contract, and nothing in your RSU will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your RSU will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

5.Withholding Obligations. At the time your RSU vests, in whole or in part, and at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the vesting of your RSU.

6.Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your RSU or your other compensation. If  the Common Stock is not traded on an established securities market, the Fair Market Value would determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. You acknowledge that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board,

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and you will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

7.Notices. Any notices provided for in your RSU or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this RSU by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this RSU, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Governing Plan Document. Your RSU is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your RSU, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your RSU and those of the Plan, the provisions of the Plan will control.

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Noncompetition. You agree that, for a period of two (2) years (or, if a court of competent jurisdiction deems this period overly broad, then one (1) year, or if that is also deemed overly broad by a court of competent jurisdiction then six (6) months) following termination of your Continuous Service: You will not accept or take any part in an employee, consultant or independent contractor position with – or start-up, own, or operate – any business, entity, or individual that competes with the Company. business that is related to or involves any of the services you provided while employed by the Company or that would involve the use of any confidential or trade secret information of the Company. Because the Company is a nationwide platform, this restriction applies throughout the United States, but if the United States is deemed by a court of competent jurisdiction to be overly broad, then each state within the United States in or through which you performed services or attempted to perform services on behalf of the Company. within the last two years of your employment.

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You will not directly or indirectly solicit or contact any current or prospective customer or supplier of the Company with which you had material business contact during the last two years of your employment for the purposes of: (a) selling or attempting to sell any product or service that is substantially similar to or substitutable for the produces and services offered by the Company; or (b) inducing or attempting to induce any such customer or supplier to divert, terminate, limit, modify or fail to enter into any existing or potential business relationship with the Company.

c.	You will not directly or indirectly, or in coordination with in support of others, solicit or encourage any employee of the Company to end their employment with the Company.

8.Choice of Law. The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this RSU Agreement, without regard to that state’s conflict of laws rules.

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Renren, Inc.	RSU holder: .

By:	By:

(Signature)	(Signature)
Title: Chief Executive Officer

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